UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2016

YANGTZE RIVER DEVELOPMENT LIMITED

(Exact name of registrant as specified in its charter)

Nevada	000-55576	27-1636887
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

183 Broadway, Suite 5, New York, NY	10007
(Address of principal executive offices)	(Zip Code)

646-861-3315

Registrant’s telephone number, including area code:

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 3, 2016, Yangtze River Development Limited (the “Company”) entered into a Contribution, Conveyance and Assumption Agreement (the “Agreement”) with Armada Enterprises GP, LLC, a Delaware limited liability company (“Armada”) to (i) complete certain share exchange and (ii) procure $1,000,000,000 in financing for the logistics project in Wuhan (“Wuhan Project”).

Pursuant to the Agreement, the Company agreed to issue to Wight International Construction LLC, an entity related to Armada (“Wight”), a convertible promissory note in the amount of $500,000,000 (the “Note”) that may be convertible into 50,000,000 shares of Company’s common stock, par value $0.0001 per share (the “Common Stock”). The Company also agreed to contribute 60,000,000 shares of the Common Stock at $8.33 per share, 50,000,000 of which will be issued to Armada upon closing (the “Contribution Shares”) and the remaining 10,000,000 will be reserved with Company’s transfer agent (the “Reserve Shares”) and may be issued subject to Armada’s fulfillment of its obligation of procuring $1,000,000,000 in construction financing for the Wuhan Project to be provided over a 3-year period or completion of the Wuhan Project. The 10,000,000 shares will be otherwise counted as Company’s treasury shares upon Armada’s default on such obligation. As a result of the Agreement, the Company may issue up to 110,000,000 shares of Common Stock, at a weighted-average price of $9.09 per share.

In consideration of Company’s Note, Contribution Shares and Reserve Shares, Wight agrees to issue the Company 100,000,000 membership units in Wight valued at a minimum of $10 per unit for an aggregate value of $1,000,000,000, which would convert to limited partnership units in Armada Enterprise LP, upon Armada’s contribution of Wight to Armada Enterprises LP. Armada also agrees to pay the Company a non-refundable $2 million USD ($2,000,000.00) (the “Cash Investment”) by selling and upon the exercise of at least $12 million USD worth of the warrants issued by Armada’s subsidiary company, Bim Homes, Inc. Armada plans to convert Bim Homes, Inc. to Armada Enterprises LP, as disclosed in its 10-Q filing for the period ended June 30, 2016. The Cash Investment will be held by the Company in escrow as a break-up fee in the event that Armada does not obtain financing in the amount of at least $50,000,000 for the Company (the “Break-up Fee”). The Break-up Fee shall become a working capital fund for the Company and Wuhan Project if the Armada obtains such financing.

Pursuant to the Agreement, the Company agreed to also engage Wight, under applicable Chinese law, as its construction firm for the Company’s infrastructure development project in Wuhan. Armada will procure up to $1,000,000,000 in construction financing for the completion of the Wuhan Project at approximately $200,000,000 of new financing per year for five years.

Within a commercially reasonable time after the closing, Armada will provide the Company with proof of credit facilities of at least $500,000,000, which includes an allocation by Armada of $50,000,000 to help the Company to meet NASDAQ listing qualifications.

Item 9.01 Financial Statements and Exhibits.

99.1	Press Release

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

YANGTZE RIVER DEVELOPMENT LIMITED

Date: October 6, 2016	By:	/s/ Xiangyao Liu
Xiangyao Liu President & CEO

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